Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	July 29, 2010
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED JUNE 30, 2010

ANGLETON, TX, JULY 29, 2010 – Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $589 million for the quarter ended June 30, 2010, a 22% increase compared to $482 million for the same quarter in the prior year. The Company reported second quarter net income of $21 million, or $0.33 per diluted share. In the comparable period in 2009, the Company reported net income of $12 million, or $0.18 per diluted share. The Company’s net income of $21 million, or $0.33 per diluted share for the second quarter of 2010, represented a 74% increase in earnings per diluted share when compared to $12 million, or $0.19 per diluted share, excluding restructuring charges in the second quarter of 2009. The Company did not report any restructuring charges in the second quarter of 2010.

“Throughout the second quarter we have seen increases in customer demand,” said Cary T. Fu, the Company’s Chief Executive Officer. “The supply chain constraints as well as customer mix changes adversely impacted both revenue and inventory levels for the second quarter.”

Second Quarter 2010 Financial Highlights

•	Operating margin for the second quarter was 4.0%.
•	Cash flows used by operating activities for the second quarter were approximately $24 million.
•	Cash and long-term investments balance was $397 million at June 30, 2010. Long-term investments consist of $46 million of auction rate securities.
•	Accounts receivable was $413 million at June 30, 2010; calculated days sales outstanding were 63 days.
•	Inventory was $389 million at June 30, 2010; inventory turns were 5.6 times.
•	Repurchases of common shares for the second quarter totaled $15 million or 0.8 million shares.

Industry Sectors
The following table sets forth sales by industry sector for the quarter ended June 30, 2010 and March 31, 2010.

	June 30,	March 31,
	2010	2010
Computers and related products for business enterprises	31%	32%
Telecommunications equipment	23%	23%
Industrial control equipment	25%	24%
Medical devices	10%	12%
Testing and instrumentation products	11%	9%

Third Quarter 2010 Outlook
Sales for the third quarter of 2010 are expected to range from $590 million to $630 million. Diluted earnings per share for the third quarter, excluding restructuring charges, are expected to be between $0.33 and $0.36.

Non-GAAP Financial Measures
This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements
This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, our sales and diluted earnings per share (excluding restructuring charges) guidance for the third quarter of 2010, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2009, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information
Benchmark Electronics, Inc. provides integrated electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 23 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
 (Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Income from operations (GAAP)	$23,862	$12,353	$44,994	$22,525
Restructuring charges	—	1,017	1,697	2,147
Non-GAAP income from operations	$23,862	$13,370	$46,691	$24,672

Net income (GAAP)	$20,777	$11,555	$39,027	$20,793
Restructuring charges, net of tax	—	641	847	1,696
Non-GAAP net income	$20,777	$12,196	$39,874	$22,489

Earnings per share: (GAAP)
Basic	$0.33	$0.18	$0.62	$0.32
Diluted	$0.33	$0.18	$0.61	$0.32

Earnings per share: (Non-GAAP)
Basic	$0.33	$0.19	$0.63	$0.35
Diluted	$0.33	$0.19	$0.63	$0.34

Weighted average shares used in calculating earnings per share:
Basic	62,695	65,018	63,047	65,057
Diluted	63,243	65,197	63,598	65,315

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales	$589,449	$481,802	$1,161,354	$978,569
Cost of sales	542,555	447,248	1,069,115	912,379

Gross profit	46,894	34,554	92,239	66,190

Selling, general and administrative expenses	23,032	21,184	45,548	41,518
Restructuring charges	—	1,017	1,697	2,147

Income from operations	23,862	12,353	44,994	22,525

Other income (expense):
Interest income	447	489	814	1,328
Interest expense	(340)	(350)	(679)	(701)
Other	(679)	1	(1,050)	(395)
Total other income (expense), net	(572)	140	(915)	232

Income before income taxes	23,290	12,493	44,079	22,757

Income tax expense	2,513	938	5,052	1,964

Net income	$20,777	$11,555	$39,027	$20,793

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	62,695	65,018	63,047	65,057
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	548	179	551	258
Denominator for diluted earnings per share	63,243	65,197	63,598	65,315

Earnings per share:
Basic	$0.33	$0.18	$0.62	$0.32
Diluted	$0.33	$0.18	$0.61	$0.32

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
June 30, 2010
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$351,477
Accounts receivable, net	413,448
Inventories, net	389,023
Other current assets	48,672
Total current assets	1,202,620

Long-term investments	45,559
Property, plant and equipment, net	127,105
Other assets, net	57,820
Goodwill, net	37,912
Total assets	$1,471,016

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$333
Accounts payable	281,494
Accrued liabilities	57,397
Total current liabilities	339,224

Capital lease obligations, less current installments	11,202
Other long-term liabilities	25,168
Shareholders’ equity	1,095,422
Total liabilities and shareholders’ equity	$1,471,016